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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-3499261 (I.R.S. Employer Identification No.)
500 Craig Road, Manalapan, New Jersey (Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-108356

Securities to be registered pursuant to Section 12(g) of the Act:

Units Consisting of Common Stock and Warrants to Purchase Common Stock Warrants to Purchase Common Stock (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

  Units

        The information received herein is incorporated by reference from the section of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 333-108356) filed by Stratus Services Group, Inc. (the "Registrant") with the Securities and Exchange Commission on June 14, 2004 entitled "Description of Securities—Units."

  Warrants

        The information required herein is incorporated by reference from the section of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 333-108356) filed by the Registrant with the Securities and Exchange Commission on June 14, 2004, entitled "Description of Securities—Warrants."

Item 2. Exhibits

        The following exhibit is filed as part of the Registration Statement:

  (1)
  Form of Warrant Agreement between Registrant and American Stock Transfer & Trust Company, including form of Warrant Certificate incorporated herein by reference to Exhibit 4.2.12 to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-108356) filed with the Securities and Exchange Commission on June 14, 2004.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRATUS SERVICES GROUP, INC. (Registrant)
Date: June 17, 2004	By:	/s/ MICHAEL A. MALTZMAN MICHAEL A. MALTZMAN Treasurer and Chief Financial Officer

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SIGNATURE